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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 April 18, 2005
                Date of Report (Date of earliest event reported)


                            QUAKER FABRIC CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                 1-7023                     04-1933106
 (State of incorporation)   (Commission File Number)        (I.R.S. Employer
                                                           Identification No.)

    941 Grinnell Street, Fall River, Massachusetts                02721
    (Address of principal executive offices)                   (Zip Code)


  Registrant's telephone number, including area code         (508) 678-1951


         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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Item 7.01 Regulation FD Disclosure

On April 18, 2005, Quaker Fabric Corporation of Fall River ("Quaker"), a wholly-owned subsidiary of Quaker Fabric Corporation (the "Company"), entered into a commitment letter with Bank of America, N.A. (the "Bank") and Banc of America Securities LLC ("BAS") pursuant to which the Bank agreed, subject to certain conditions, to provide Quaker with a five (5) year, $70.0 million secured senior credit facility (the "Senior Credit Facility") including both a revolving credit facility (the "Revolving Credit Facility") and a term loan (the "Term Loan") and BAS agreed to form a syndicate of financial institutions to syndicate the facility (the "Bank Commitment Letter").

The commitments of the Bank and BAS under the Bank Commitment Letter are subject to a number of conditions including, but not limited to, completion of the Bank's due diligence effort, negotiation and execution of satisfactory definitive documentation, no material adverse change in the banking or financial markets and no material adverse change in Quaker's financial condition or prospects for the future.

The Bank Commitment Letter also provides that advances to Quaker under the Revolving Credit Facility would be limited to a formula based on Quaker's accounts receivable and inventory minus an "Availability Reserve" (and such other reserves as the Bank may establish.) In addition, all obligations to the Bank and any other Lenders would be secured by first priority liens upon all of Quaker's and the Company's assets and on the assets of any Guarantor, and amortization of the Term Loan would be over a five year period beginning six months after the closing date of the Senior Credit Facility and payments made on a quarterly basis.

In addition, the financing agreements contemplated by the Bank Commitment Letter are expected to include customary financial covenants, reporting obligations, and certain affirmative and negative covenants including, but not limited to, restrictions on dividend payments, capital expenditures, indebtedness, liens and acquisitions and investments.

There can be no assurance that the financing transaction contemplated by the Bank Commitment Letter will be consummated on terms acceptable to the Company, or at all. The Company may be required to seek alternate financing sources, the terms of which financing, if obtainable, may be disadvantageous to the Company. Based upon the anticipated performance of the Company for the foreseeable future, and absent appropriate additional waivers or agreements to forbear from the Company's existing lenders, the failure to obtain new financing would likely result in an Event of Default under the Company's existing debt agreements and the inability to borrow under the Company's existing revolving credit facility no later than July 16, 2005.

As of April 20, 2005, there were $3.0 million of loans outstanding under the Company's existing revolving credit facility, approximately $4.8 million of letters of credit and unused availability of $7.2 million.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                       QUAKER FABRIC CORPORATION
                                       (Registrant)



Date: April 20, 2005                  /s/ Paul J. Kelly
                                   ---------------------------------------------
                                          Paul J. Kelly
                                          Vice President - Finance and Treasurer




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